JOINT INSURED AGREEMENT

	WHEREAS, each of Arden Sage Multi-Strategy Fund, L.L.C,
Arden Sage Multi-Strategy Master Fund, L.L.C., Arden Sage Multi-Strategy Institutional Fund, L.L.C., Arden Sage Triton
Fund, L.L.C. and Arden Sage Multi-Strategy TEI Institutional
Fund, L.L.C. (together, the "Arden Sage Funds") is a non-diversified, closed-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");
and

	WHEREAS, each of Arden Alternative Strategies Fund ("AASF") and Arden Alternative Strategies Fund II ("AAS II" and, collectively with the "Arden Sage Funds" and "AASF", the "Funds") is a diversified, open-end management investment company registered as such under the 1940 Act; and

	WHEREAS, the Funds are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act; and

	WHEREAS, paragraph (b) of Rule 17g-1 provides that the fidelity bond may be in the form of a joint insured bond covering the Funds; and

	WHEREAS, the Boards of Managers/Trustees of the Funds, including a majority of those Managers/Trustees who are not "interested persons" (as that term is defined by the 1940 Act) of the Funds, respectively, have made the determinations required by Rule 17g-1, including those provisions specifically applicable to a joint insured bond;

	NOW, THEREFORE, the Funds hereby agree as follows:

	1. The Funds will each pay a portion of the premiums for the joint insured fidelity bond which is allocated to each party pro rata according to the percentage the party's net assets bears to the aggregate net assets of all the insured parties.

	2. In the event recovery is received under the joint insured bond as a result of a loss sustained by more than one of the insured parties, each party shall receive an equitable and proportionate share of the recovery, but such recovery shall be in an amount at least equal to the amount which such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Dated:  July 25, 2014


ARDEN SAGE MULTI-STRATEGY FUND, L.L.C.

By: /s/Craig Krawiec
--------------------
Name:  Craig Krawiec
Title: Manager


ARDEN SAGE MULTI-STRATEGY
MASTER FUND, L.L.C.

By: /s/Craig Krawiec
--------------------
Name:  Craig Krawiec
Title: Manager


ARDEN SAGE MULTI-STRATEGY
INSTITUTIONAL FUND, L.L.C.

By: /s/Craig Krawiec
--------------------
Name:  Craig Krawiec
Title: Manager


ARDEN SAGE TRITON FUND, L.L.C.

By: /s/Craig Krawiec
--------------------
Name:  Craig Krawiec
Title: Manager


ARDEN SAGE MULTI-STRATEGY TEI
INSTITUTIONAL FUND, L.L.C.

By: /s/Craig Krawiec
--------------------
Name:  Craig Krawiec
Title: Manager



ARDEN ALTERNATIVE STRATEGIES FUND

By: /s/Henry Davis
------------------
Name:  Henry Davis
Title: Trustee

ARDEN ALTERNATIVE STRATEGIES FUND II

By: /s/Henry Davis
------------------
Name:  Henry Davis
Title: Trustee